THIRD AMENDMENT TO SALE AGREEMENT This Third Amendment (this “Amendment”), dated April 29, 2022, is made to the Sale Agreement, dated as of February 14, 2022 (as previously amended, the “Agreement”), by and between L3Harris Technologies, Inc., a Delaware corporation (the “Company”), on behalf of itself and the Asset Seller (together with the Company, the “Sellers”) set forth on Schedule A to the Agreement, on the one hand, and EMCORE Corporation, a New Jersey corporation, together with its wholly- owned subsidiary, Ringo Acquisition Sub, Inc., a Delaware corporation (collectively, the “Buyer”), on the other hand. RECITALS WHEREAS, the parties desire to amend certain provisions of the Agreement pursuant to Section 13.7 thereof, as set forth in this Amendment. COVENANTS NOW, THEREFORE, in consideration of the mutual agreements set forth in the Agreement and this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows: ARTICLE 1 AMENDMENTS; OTHER AGREEMENTS Section 1.1 Defined Terms; References. Unless otherwise specifically defined in this Amendment, each term used herein that is defined in the Agreement has the meaning assigned to such term in the Agreement, and each reference to a specific Section or Article shall refer to the particular Section or Article in the Agreement. Each reference to “this Agreement” (other than references to the “date of this Agreement” or “date herein” or similar phrases), “hereof,” “hereunder,” “herein,” “hereby” and each other similar reference contained in the Agreement shall refer, from and after the date of this Amendment, to the Agreement as amended by this Amendment. Section 1.2 Section 4.15 of the Company Disclosure Letter. Section 4.15 of the Company Disclosure Letter is hereby deleted in its entirety and replaced with Section 4.15 of the Company Disclosure Letter attached hereto. ARTICLE 2 MISCELLANEOUS Section 2.1 No Other Amendments; No Waiver of Rights. Except as amended by this Amendment, the Agreement shall remain unmodified and in full force and effect. Section 2.2 Governing Law. This Amendment, and any and all proceedings commenced in connection with or relating to this Amendment, shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware without regard to the conflict of law principles thereof (or any other jurisdiction) to the extent that such principles would direct a matter to another jurisdiction

2 Section 2.3 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AMENDMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS. Section 2.4 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be necessary in making proof of this Amendment or any counterpart hereof to produce or account for any of the other counterparts. Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Amendment. This Amendment shall become effective when, and only when, each party hereto shall have received a counterpart signed by all of the other parties hereto. [Signature page follows]

[Signature Page to Third Amendment to Sale Agreement] IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written. BUYER: Ringo Acquisition Sub, Inc. By: ____________________________ Name: Title: EMCORE: EMCORE Corporation By: ____________________________ Name: Title: SELLER: L3Harris Technologies, Inc. By: ____________________________ Name: Daniel Gittsovich Title: Vice President, Corporate Strategy and Development

Section 4.15 Labor and Employment Matters (a) (i) See attached Employee List (b) None (c) 1. Agreement between L3 Space & Navigation and International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (UAW), effective April 1, 2019 through March 31, 2023 (UAW Local 2326) 2. Grievance Settlement and Release Agreement between Asset Seller, UAW Local 2326, and David Amoruso, dated April 9, 2019